ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                           OF CHERNE ENTERPRISES, INC.

         The undersigned, Lloyd G. Cherne, Chairman of the Board of Cherne Enterprises, Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the Articles of Incorporation of the Corporation are amended as follows and that such amendment has been approved by the Board of Directors and the Shareholders of the Corporation pursuant to the provisions of the Minnesota Statutes Chapter 302A.

         Article I of the Corporation's Articles of Incorporation is hereby amended to read in its entirety as follows:

                                    ARTICLE I

         The name of the Corporation's Cherne Medical, Inc.

         IN WITNESS WHEREOF, the undersigned, being duly authorized on behalf of Cherne Enterprises, Inc., has executed these Articled of Amendment as of the 29th day of December 1989.

                                /s/ Lloyd G. Cherne,
                                ------------------------------------
                                Chairman of the Board

                                State of Minnesota
                                Department of State
                                Filed
                                December 29, 1989
                                /s/ Joan Anderson Growe